                                                                   Exhibit 10.47

January 31, 2002


Mr. Hector Ruiz
8218 Chalk Knoll Drive
Austin, TX 78735

               Re:  Employment Agreement
                    --------------------

Dear Hector:

     On behalf of the Board of Directors of Advanced Micro Devices, Inc. (including as successor thereto, "AMD"), I am pleased to offer you the position of President and Chief Executive Officer of AMD on the terms set forth below.

     1.   Position.
          --------

          (a) You will be employed by AMD as its President and Chief Executive Officer commencing on April 26, 2002 (the "Commencement Date"). You will have overall responsibility for the management of AMD and will report directly to its Board of Directors ("Board"). During the Employment Period (as defined below), you will also be nominated to and, if elected by the stockholders of AMD, shall serve on the Board and such committees that you may be appointed to by the Board. You shall succeed to the position of Chairman of the Board when the person serving in such capacity on the Effective Date shall cease to hold that position.

          (b) You will be expected to devote your full business time and attention to the affairs of AMD, and you will not render services to any other business without the prior approval of the Board of Directors or, directly or indirectly, engage or participate in any business that is competitive in any manner with the business of AMD, except for (i) his current board membership with Eastman Kodak Company and (ii) managing personal investments, so long as such activities do not significantly interfere with the performance of your responsibilities as an employee of AMD in accordance with this Agreement. You will be expected to comply with and be bound by AMD's operating policies, procedures and practices that are from time to time in effect during the term of your employment.

     2.   Term. This Agreement shall be in effect upon the signing by both
          ----
parties (the "Effective Date"), and shall expire five (5) years after the Commencement Date (the "Employment Period"), unless sooner terminated pursuant to Section 8 or extended pursuant to this Section 2. Commencing on the fourth
(4th) anniversary of the Effective Date and on each anniversary thereafter, the Employment Period shall be automatically extended for one (1) -year terms unless either AMD or you shall give the other party not less than ninety (90) days' prior written notice of the intention to terminate this Agreement (a "Notice of Non-Renewal").

     3.   Annual Base Salary. During the Employment Period, you shall receive
          ------------------
an annual base salary (the "Annual Base Salary") of at least $950,000, payable in accordance with AMD's normal payroll practices. Your Annual Base Salary will be reviewed on an annual basis by the Compensation Committee of the Board of Directors and may be increased from time to time, in the discretion of the Compensation Committee. Any increase in Annual Base Salary shall not

Mr. Hector Ruiz
January 31, 2002
Page 2

serve to limit or reduce any other obligation to you under this Agreement. Annual Base Salary shall not be reduced at any time (including after any such increase), other than as part of an across-the-board salary reduction applicable to other senior officers of AMD. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as adjusted from time to time.

     4.   Bonus.
          -----

          (a) You will receive an annual bonus ("Annual Bonus") under AMD's 1996 Executive Incentive Plan or any other successor plan in an amount equal to four-tenths of one percent (0.4%) of Adjusted Operating Profits of AMD in excess of twenty percent (20%) of the Adjusted Operating Profits of AMD for AMD's immediately preceding fiscal year. The Annual Bonus shall be paid immediately upon release by AMD of its operational results for the last quarter of each fiscal year unless you and AMD shall have previously agreed to a deferred payment. The amount payable under this Section 4 shall not be subject to the further discretion of AMD's Compensation Committee and shall not be reduced except as specifically provided in Section 4(b) or as otherwise agreed to by you. For purposes of this Agreement, "Adjusted Operating Profits" of AMD shall be deemed to constitute operating income, as reported on AMD's financial statements, increased for any pre-tax operating income and decreased for any pre-tax operating loss from the Fujitsu joint venture (and any other joint ventures approved by you and the Board for these purposes) and increased by any expenses accrued for cash profit sharing and contributions to the deferred profit sharing account under AMD's Retirement Savings and Deferred Profit Sharing Plan, bonuses under AMD's 1996 Executive Incentive Plan, special bonuses to the Chairman of the Board and other participating corporate officers of AMD, and bonuses provided for in this Section 4.

          (b) The maximum bonus initially payable to you under Section 4(a) above in each fiscal year shall not be greater than $5,000,000. The amount of the bonus which exceeds the maximum bonus payable in any one fiscal year, if any (the "Excess Bonus") shall be carried over (on a "first-in, first-out" basis) and added to the Annual Bonus (if any) determined for any of the next three (3) fiscal years, whether or not any one or more of such fiscal years ends before or after the end of the Employment Period; provided the Excess Bonus, or portion thereof, does not cause the Annual Bonus payable in any fiscal year to exceed $5,000,000 or any higher maximum bonus payable in that year.

          (c) In addition to the bonus payable in each fiscal year under Section 4(a), you shall be eligible to receive an additional bonus (the "Additional Bonus") in an amount determined by AMD's Compensation Committee in its discretion. In determining the amount of such additional bonus, the Compensation Committee shall consider, among other things, your contribution to the accomplishment of AMD's long-range business goals, the success of various corporate strategies in which you participated in reaching those goals, and your unique services in connection with the maintenance or increase in stockholder value of AMD.

          (d) If there shall be a combination of AMD with another company or a reorganization or capital restructuring of AMD, or any other occurrence similar to any of the foregoing, and as a result thereof the amount or value of the bonuses payable pursuant to the

Mr. Hector Ruiz
January 31, 2002
Page 3

bonus formula set forth in Section 4(a) would be, or could reasonably be expected to be, significantly affected thereby, appropriate adjustment will, at the request of either party, be negotiated to establish a substitute formula to yield an equitable and comparable result.

     5.   Stock Options.
          -------------

          (a) You shall be eligible for the grant of equity compensation awards from time to time under the equity compensation plans and arrangements maintained by AMD. Any option grants made to you pursuant to such plans and arrangements shall be subject to the provisions of this Section 5 and Section 10 hereof.

          (b) On the Effective Date, you shall be granted a time-based option to purchase 400,000 shares of AMD's Common Stock in accordance with the following terms: The option shall have an exercise price equal to one hundred percent (100%) of the fair market value of AMD's Common Stock as of the date of grant. Of these options shares, 100,000 shares shall become fully exercisable on October 15, 2002; 100,000 shares shall become fully exercisable on October 15, 2003; 100,000 shares shall become fully exercisable on October 15, 2004; 50,000 shares shall become fully exercisable on October 15, 2005; and 50,000 shares shall become fully exercisable on October 15, 2006.

          (c) On the Effective Date, you shall be granted a time-based option to purchase 200,000 shares of AMD's Common Stock in accordance with the following terms: The option shall have an exercise price equal to one hundred percent (100%) of the fair market value of AMD's Common Stock as of the date of grant. Of these options shares, 50,000 shares shall become fully exercisable on October 15, 2003; 50,000 shares shall become fully exercisable on October 15, 2004; 50,000 shares shall become fully exercisable on October 15, 2005; and 50,000 shares shall become fully exercisable on June 19, 2006.

          (d) On the Effective Date, you shall be granted an option to purchase 600,000 shares of AMD's Common Stock ("Performance Accelerated Options"). The Performance Accelerated Options shall have an exercise price equal to one hundred percent (100%) of the fair market value of AMD's Common Stock as of the date of grant. For any Measurement Period, the vesting with respect to 25,000 Performance Accelerated Options will be accelerated to the earliest possible Measurement Date (the "Release Date") for that Measurement Period if (i) for any Target Period during that Measurement Period the Average Stock Price meets or exceeds the Stock Price Target for that Target Period and (ii) you are employed on that Release Date. The number of Performance Accelerated Options for which the vesting will be accelerated as of any Release Date will be increased by the number of Performance Accelerated Options on which the vesting has not been accelerated but which would have been accelerated on any preceding Measurement Date had the Stock Price Target been satisfied for a prior Target Period within the current calendar year or the immediately preceding calendar years. Notwithstanding the foregoing, 300,000 of the Performance Accelerated Options shall become fully exercisable on October 31, 2007, reduced by any Performance Accelerated Options the vesting of which has previously been accelerated pursuant to this subparagraph 5(d), and 300,000 of the Performance Accelerated Options shall become fully exercisable on October 31, 2008.

Mr. Hector Ruiz
January 31, 2002
Page 4

          (e)  For purposes of this Section 5:

               (i) "Average Stock Price" means the sum of the closing prices of AMD's Common Stock on the New York Stock Exchange as reported in The Wall Street Journal during the applicable Target Period,
                  -----------------------
               divided by the number of days in which AMD's Common Stock traded during such period.

               (ii) "Measurement Date" means the fifteenth (15th) calendar day after the end of any Target Period.

               (iii) "Target Period" means the calendar month set forth in Column (2) of Exhibit A.

               (iv) "Stock Price Target" means a target stock price as set forth in Column (3) of Exhibit A.

               (v) "Measurement Period" means any consecutive three (3) month period commencing on or after May 1, 2002, as set forth in Column
               (1) of Exhibit A.

          (f) All options granted to you pursuant to Sections 5(b), 5(c) and 5(d) shall be in addition to, and not in lieu of, any grant of equity compensation awards pursuant to Section 5(a) during the Employment Period. You shall receive annual option grants no less than the annual option grants made to other executive officers of AMD commencing in 2003 and continuing throughout the Employment Period.

          (g) Each option granted pursuant to Sections 5(a), 5(b), 5(c), 5(d) and 5(f) shall be transferable upon your election, to the extent consistent with applicable restrictions under AMD's registration of the underlying shares with the SEC.

          (h) All of your options (including any options that are outstanding on the Effective Date) shall be subject to, and governed by, the terms and provisions in the applicable AMD stock incentive plan, except to the extent of modifications that are expressly provided for in this Agreement. Notwithstanding anything in the applicable AMD stock incentive plan to the contrary, all of your options that are granted pursuant to Section 5 of this Agreement, and all other options held by you either (x) after the Effective Date or (y) prior to the Effective Date with an exercise price on the Effective Date equal to or greater than the fair market value of AMD's Common Stock on the Effective Date shall be exercisable, to the extent vested, at least for the following periods after the Date of Termination (as defined below):

               (i) in the case of a Termination for Death or Disability (as defined below), Retirement (as defined below) or Termination without Cause (as defined below) or Involuntary Termination (as defined below) on or following a Change in Control (as defined below), five (5) years;

Mr. Hector Ruiz
January 31, 2002
Page 5

                (ii) in the case of an Involuntary Termination or a Termination without Cause prior to a Change in Control, two (2) years.

           (i) If there is any change in the Common Stock of AMD by reason of any stock dividend, stock split, spin-off, split up, merger, consolidation, recapitalization, reclassification, combination or exchange of shares, or any other similar corporate event or reorganization, however structured, then the number of shares subject to your options, the exercise price of your options and the Stock Price Targets for the Performance Accelerated Options shall be equitably and appropriately adjusted by the Compensation Committee of AMD to effectuate the intent of this Section 5. Notice of any adjustment shall be given by AMD to you.

           (j) Notwithstanding any other provision of this Section 5 to the contrary, upon an Involuntary Termination, a Termination without Cause, a Termination for Death or Disability or Retirement, all or a portion of any unvested options awarded to you shall immediately vest as provided in Section 10 below.

           (k) AMD shall register the shares issuable under the option on a Form S-8 registration statement and shall keep such registration statement in effect for the entire period the options remain outstanding.

     6.    Vacation: You will be eligible for four (4) weeks of paid vacation
           --------
annually.

     7.    Other Employee Benefits.
           -----------------------

           (a) During the period of any service hereunder, you shall also be entitled to receive all other benefits and perquisites which are, and which may be in the future, generally available to members of AMD's senior management, including without limitation, the group health, disability, and life insurance benefits and participation in any AMD profit sharing, retirement or pension plan, and any other benefits generally available to executive officers of AMD. You shall be permitted use of a leased airplane consistent with AMD policy for business purposes and an allowance for use of automobiles as provided from time to time by action of the Board of Directors.

           (b) AMD will provide up to $17,500 per year for commuting expenses for your spouse from Austin, Texas to Sunnyvale, California.

           (c) AMD shall reimburse you up to $25,000 each year for out-of-pocket expenses incurred by you for estate planning, financial planning, tax planning and tax return preparation. If such expenses are less than $25,000 in any year, the unused amounts shall cumulate and be available to you in any year thereafter, through the end of the year in which the Employment Period ends.

           (d) If and to the extent that you are required to pay state income taxes to the State of California, in connection with income attributable to payments or benefits under this Agreement and the exercise of any option granted by AMD, no later than March 31st of each year during the Employment Period, AMD shall pay to you an amount necessary to reimburse

Mr. Hector Ruiz
January 31, 2002
Page 6

you for such state income taxes. In addition, AMD shall pay you an amount necessary to reimburse you for any federal and state income taxes payable with respect to such reimbursement pursuant to this Section 7(d), such that you will be in the same after-tax position as if no such state taxes had been imposed. In no event will the total payments under this Section 7(d) for any year exceed $400,000 ($800,000 in the event payments are made or benefits are provided pursuant to Sections 10(a) or 10(e)). If such total payments are less than $400,000 ($800,000 in the event payments are made or benefits are provided pursuant to Sections 10(a) or 10(e)) in any year, such excess shall be carried over (on a "first-in, first-out" basis) and added to the tax reimbursements (if any) determined for any of the next three (3) years, whether or not any one or more of such years ends before or after the end of the Employment Period; provided such payments, or portion thereof, do not cause the tax reimbursement payable in any year to exceed $400,000 ($800,000 in the event payments are made or benefits are provided pursuant to Sections 10(a) or 10(e)) in that year; and further provided that such carried over amounts shall be made available only in connection with income attributable to payments or benefits under this Agreement and the exercise of any option granted by AMD. The benefit provided pursuant to this Section 7(d) is herein referred to as the "California Tax Payment."

     8.    Employment and Termination. Your employment with AMD will be at-will
           --------------------------
and may be terminated by you or by AMD at any time for any reason as follows:

           (a) You may terminate your employment at any time for Good Reason (as defined below) and AMD may terminate your employment by providing a timely Notice of Non-Renewal (an "Involuntary Termination");

           (b) You may terminate your employment at any time in your discretion without Good Reason ("Voluntary Termination");

           (c) AMD may terminate your employment for "Cause" (as defined below) ("Termination for Cause");

           (d) AMD may terminate your employment without Cause ("Termination without Cause");

           (e) Your employment will terminate upon your Disability (as defined below) and will automatically terminate upon your death ("Termination for Death or Disability"); or

           (f) You may terminate your employment at any time after your sixty-fifth (65th) birthday, and AMD may terminate your employment by providing a Notice of Non-Renewal which would result in the Employment Period ending after your sixty-fifth (65th) birthday ("Retirement").

           (g)  Notice of Termination. Any termination by AMD or by you shall be
                ---------------------
communicated by Notice of Termination to the other party given in accordance with Section 14(f). For purposes of this Agreement, a "Notice of Termination" means (x) a Notice of Non-Renewal or (y) a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the

Mr. Hector Ruiz
January 31, 2002
Page 7

provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure by you or AMD to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of yours or of AMD, respectively, hereunder or preclude you or AMD, respectively, from asserting such fact or circumstance in enforcing your or AMD's rights hereunder.

           (h)  Date of Termination. "Date of Termination" means (i) if your
                --------------------
employment is terminated by AMD other than for Disability, the date of receipt of the Notice of Termination or any later date specified therein within thirty
(30) days of such notice (provided that if you receive a Notice of Non-Renewal, the Date of Termination shall be the date on which the Employment Period ends unless subparagraph (ii) below is applicable), (ii) if your employment is terminated by you, thirty (30) days after receipt of the Notice of Termination (provided that AMD may accelerate the Date of Termination to an earlier date by providing you with notice of such action, or, alternatively, AMD may place you on paid leave during such period) and (iii) if your employment is terminated by reason of death or Disability, the Date of Termination shall be the date of your death or the Disability Effective Date (as defined below), as the case may be.

     9.    Definitions. As used in this Agreement, the following terms have the
           -----------
following meanings:

           (a)  "Good Reason" shall mean in the absence of your written consent:

                (i) the assignment to you of any duties inconsistent with your title, position, authority, duties or responsibilities as contemplated by Section 1, or any other action which results in a diminution in such title, position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by AMD promptly after receipt of notice given by you; provided that if AMD appoints any person as President other than yourself on or after AMD's Annual Meeting in 2002, and you remain Chief Executive Officer of AMD, such appointment shall not constitute Good Reason;

                (ii) any failure by AMD to comply with any of the provisions of Sections 3, 4 or 5, or any other material breach by AMD of any of its obligations hereunder, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by AMD promptly after receipt of notice thereof given by you;

                (iii) any failure by AMD to nominate you for election to the Board or, if so nominated, the failure to be elected to the Board;

                (iv) your not being appointed the Chairman of the Board in accordance with Section 1(a) when the person serving in such capacity on the Effective Date shall cease to hold that position;

Mr. Hector Ruiz
January 31, 2002
Page 8

                       (v) any termination by AMD of your employment otherwise than as expressly permitted pursuant to
                       Section 8 of this Agreement;

                       (vi) the delivery of a Notice of Non-Renewal by AMD which would result in the Employment Period ending prior to your sixty-fifth (65th) birthday;

                       (vii) any requirement that you be based, without your consent, anywhere more than fifty (50) miles from Sunnyvale, California;

                       (viii) the occurrence of a Change in Control (as defined below); or

                       (ix)   any failure by AMD to comply with and satisfy
                       Section 14(e).

                  If you do not deliver to AMD a Notice of Termination within sixty (60) days (one hundred eighty (180) days on or following a Change in Control) after you have knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason.

                  (b) "Cause" means the termination of your employment by AMD for repeated failure to perform assigned duties (other than by reason of your Disability) after being notified in writing of such failure with an opportunity to correct, or if you are determined by a court of law or pursuant to Section 13 below to have committed or participated in a willful act of embezzlement, fraud or dishonesty which resulted in material loss, material damage or material injury to AMD. For purposes of this provision, no act or failure to act, on your part, shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of AMD. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer (while you do not serve as such) or based upon the advice of counsel for AMD shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of AMD. The cessation of your employment shall not be deemed to be for Cause unless and until (i) there shall have been delivered to you a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity to be heard by the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described above, and specifying the particulars thereof in detail; provided, however, that on or following a Change in Control, any such resolution must be adopted by the affirmative vote of not less than seventy-five percent (75%) of the entire membership of the Board (excluding you) and (ii) if you contest such finding, the arbitrators by final determination in an arbitration proceeding pursuant to Section 13 hereof have concluded that your conduct met the standard for termination for Cause above and that the Board's conduct met the standards of good faith and satisfied the procedural and substantive conditions of this Section 9(b). If AMD does not deliver to you a Notice of Termination within sixty (60) days after the Board has knowledge that an event constituting Cause has occurred, the event will no longer constitute Cause.

                  (c) "Change in Control" means a change in control of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A

Mr. Hector Ruiz
January 31, 2002
Page 9

promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or in response to any other form or report to the Securities and Exchange Commission or any stock exchange on which AMD's shares are listed which requires the reporting of a change of control. In addition, a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of AMD (not including in the securities beneficially owned by any person, any securities acquired directly from AMD or any of its affiliates), representing more than 20% of the combined voting power of AMD's then outstanding securities; or (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of AMD representing more than 35% of the combined voting power of AMD's then outstanding securities; or (iii) in any two-year period without your consent, individuals who were members of AMD's Board of Directors at the beginning of such period plus each new director whose election or nomination for election was approved by at least two-thirds of the directors in office immediately prior to such election or nomination, cease for any reason to constitute at least a majority of the Board; (iv) there is consummated a merger or consolidation of AMD with or into any other entity, other than a merger or consolidation which would result in the holders of the voting securities of AMD outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either AMD or the other entity which survives such merger or consolidation; (v) the stockholders of AMD approve a plan of complete liquidation of AMD or there is consummated the sale or disposition by AMD of all or substantially all of AMD's assets, other than a sale or disposition by AMD of all or substantially all of AMD's assets to an entity at least 65% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of AMD immediately prior to such sale; or (vi) a majority of the members of the Board in office prior to the happening of any event and who are still in office after such event, determines in its sole discretion within one year after such event, that as a result of such event there has been a Change in Control.

           (d) "Disability" means your absence from your duties with AMD on a full-time basis for 180 days during any consecutive twelve-month period as a result of incapacity due to mental or physical illness as determined by a physician selected by AMD and acceptable to you or by the company which administers AMD's long-term disability plan in which you are eligible to participate. If AMD determines in good faith that your Disability has occurred during the Employment Period, it may give you written notice in accordance with
Section 8(g) of this Agreement of its intention to terminate your employment. In such event, your employment shall terminate effective on the thirtieth (30th) day after your receipt of such notice (the "Disability Effective Date"), unless, within the thirty (30) days after such receipt, you shall have been cleared by the physician to return to work and have returned to full-time performance of your duties.

     10.   Separation Benefits.
           -------------------

           (a)  Termination Without Cause or Involuntary Termination Prior to a
                ---------------------------------------------------------------
Change in Control. In the event of a Termination without Cause or an Involuntary
-----------------
Termination or your

Mr. Hector Ruiz
January 31, 2002
Page 10

termination on account of your accidental death after you have provided a Notice of Termination for an Involuntary Termination,

     (i) AMD shall pay to you in a lump sum in cash within thirty (30) days after the Date of Termination (or such later date as may be specified below for such payment):

           (A) the amount equal to the sum of (x) the product of (I) two (2) multiplied by (II) your Annual Base Salary plus
                        (y) the sum of the highest Annual Bonus and Additional Bonus paid to you for any of the three (3) years prior to the Date of Termination (this sum of the Annual Bonus and the Additional Bonus shall be referred to as the "Recent Annual Bonus") (including as paid for this purpose any compensation earned but deferred, whether or not at your election);

           (B) the sum of (x) your Annual Base Salary through the Date of Termination to the extent not theretofore paid, plus
                        (y) the product of (I) the Annual Bonus that you would have received had you remained Chief Executive Officer through the end of the calendar year in which occurs your Date of Termination, multiplied by (II) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is 365, but only to the extent not previously paid; provided that any payments pursuant to this paragraph (B) shall be made within 30 days following the end of the calendar year in which occurs your Date of Termination; and

           (C) any remaining Excess Bonus provided that any payments pursuant to this subparagraph (C) shall be paid consistent with the provisions in Section 4(b) (the sum of the amounts described in subparagraphs (B) and (C)) shall be hereinafter referred to as the "Accrued Obligations";

           Notwithstanding the foregoing, in the event that an Involuntary Termination occurs by reason of subparagraph (a)(vi) of Section 9 or by a Notice of Non-Renewal pursuant to Section 8(a) on or after the date that you have been appointed to the position of Chairman of the Board, AMD shall be required to pay to you instead of the amount specified in subparagraph (A) above only an amount equal to two (2) times your Annual Base Salary.

Mr. Hector Ruiz
January 31, 2002
Page 11


               (ii) AMD shall pay you the accrued Retirement Benefit (as defined below);

               (iii) For 24 months following the Date of Termination, AMD shall continue to provide medical and dental benefits to you, your spouse and your eligible dependents on the same basis as such benefits are provided during such period to the senior executive officers of AMD; provided that such benefits shall be secondary to any other coverage obtained by you and further provided that the aggregate amount of benefit payments for each of you and your spouse shall not exceed $1,000,000 in lifetime benefits or such larger limit available under AMD's medical plans (the "Medical Benefits"); provided, however, that if AMD's welfare plans do not permit such coverage, AMD will provide you the Medical Benefits (with the same after tax effect) outside of such plans;

               (iv) All of the AMD stock options granted pursuant to this Agreement and all other AMD stock options granted to you either
               (x) after the Effective Date or (y) prior to the Effective Date with an exercise price on the Effective Date equal to or greater than the fair market value of AMD's Common Stock on the Effective Date shall vest and be fully exercisable. All restrictions on any AMD awards granted to you after the Effective Date shall immediately lapse and such awards shall become nonforfeitable;

               (v) To the extent not theretofore paid or provided, AMD shall timely pay or provide to you any other amounts or benefits required to be paid or provided or which you are eligible to receive under any plan, program, policy or practice or contract or agreement of AMD and its affiliates, including accrued vacation to the extent unpaid through the Date of Termination, through the Date of Termination, (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

               (vi) AMD shall reimburse you (or your surviving spouse) for all reasonable expenses of relocation for you and your family from the Sunnyvale, California area to Austin, Texas within twelve
               (12) months of the Termination Date, in accordance with the most favorable terms of AMD's relocation policy (whether or not your residence in the Sunnyvale, California area is considered your primary residence) (the "Relocation Benefit");

               (vii) The California Tax Payment for the calendar year in which your Date of Termination occurs pursuant to Section 7(d); and

               (viii) For a period of ten (10) years following the Date of Termination, you shall continue to be indemnified under AMD's Certificate of Incorporation and Bylaws at least to the same extent as prior to the Date of

Mr. Hector Ruiz
January 31, 2002
Page 12


               Termination and you shall continue to be covered by the directors' and officers' liability insurance, the fiduciary liability insurance and the professional liability insurance policies that are the same as, or shall be provided coverage at least equivalent to, those carried prior to the Date of Termination (the "Indemnification Benefit").

          (b)  Termination for Death or Disability. In the event of a
               -----------------------------------
Termination for death (other than your accidental death after you have provided a Notice of Termination for an Involuntary Termination) or Disability prior to your having provided a Notice of Termination, this Agreement shall terminate without further obligations to you other than to pay and provide you (or your estate or surviving spouse, as the case may be) with (i) the Accrued Obligations, (ii) the accrued Retirement Benefit, (iii) the Medical Benefits for your life and the life of your spouse, (iv) the Other Benefits, (v) the Relocation Benefit, (vi) the California Tax Payment pursuant to Section 7(d) and
(vii) the Indemnification Benefit. In addition, all of your AMD options that would have become vested within twenty four (24) months of your Date of Termination and that are (A) granted pursuant to this Agreement or (B) that were granted to you either (x) after the Effective Date or (y) prior to the Effective Date with an exercise price on the Effective Date equal to or greater than the fair market value of AMD's Common Stock on the Effective Date shall vest and be fully exercisable. All restrictions on any AMD awards granted to you after the Effective Date shall immediately lapse and such awards shall become nonforfeitable.

          (c)  Voluntary Termination. In the event of a Voluntary Termination,
               ---------------------
this Agreement shall terminate without further obligations to you other than to pay and provide you with (i) your Annual Base Salary to the extent unpaid, (ii) any Excess Bonus, (iii) the accrued Retirement Benefit, (iv) the Other Benefits and (v) the Indemnification Benefit.

          (d)  Termination for Cause. In the event of a Termination for Cause,
               ---------------------
this Agreement shall terminate without further obligations to you other than the obligation to pay and provide you with (i) your Annual Base Salary to the extent unpaid and (ii) the Other Benefits.

          (e)  Termination without Cause or Involuntary Termination on or
               ----------------------------------------------------------
following a Change in Control. In the event of a Termination without Cause or an
-----------------------------
Involuntary Termination (or your termination on account of your accidental death after you have provided a Notice of Termination for an Involuntary Termination),
(i) within twelve (12) months after a Change in Control or (ii) prior to a Change in Control and you reasonably demonstrate that such termination (or event that constitutes Good Reason) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control,

               (i) AMD shall pay to you in a lump sum within thirty (30) days after the Date of Termination:

                    (A) the amount equal to (x) the product of three (3) multiplied by your Annual Base Salary plus (y) the Recent Annual Bonus;

                    (B)  the Accrued Obligations;

Mr. Hector Ruiz
January 31, 2002
Page 13

               (ii) AMD will pay and provide you with (A) the accrued Retirement Benefit, (B) the Medical Benefits for your life and the life of your spouse, (C) the Other Benefits, (D) the Relocation Benefit, (E) the California Tax Payment pursuant to
               Section 7(d); and

               (iii) All of your AMD stock options shall vest and be fully exercisable and the restrictions on all of your other AMD awards shall immediately lapse and such awards shall become nonforfeitable.

          (f)  Retirement. In the event of your Retirement:
               ----------

               (i) you shall be entitled to an annual retirement benefit payable monthly (the "Retirement Benefit") equal to (A) a service-related percentage (the "Accrual Percentage") of the average of one-twelfth (1/12) of your Annual Base Salary for the three (3) years in which such amount was highest within the last ten (10) years of the Employment Period less (B) the monthly annuity equivalent of any benefit payable to you pursuant to (x) AMD's tax-qualified defined benefit retirement plan and (y) any nonqualified defined benefit retirement plan maintained by AMD in which you participate (it is understood that there shall be no reduction relating to amounts payable to you pursuant to the Supplemental Agreement referred to in Section 14(g)). In calculating the Retirement Benefit, your Accrual Percentage shall be four percent (4%) for each of your first ten full years of service with AMD. Notwithstanding the foregoing, (i) Annual Base Salary shall not exceed $1,000,000, increased by a compound annual rate of three percent (3%) from January 1, 2002 and (ii) in the event payments are made or benefits are provided pursuant to Section 10(e), you shall be credited with additional service through April 26, 2007 but in no event will you be credited with less than two (2) years of service credit.

               The normal form of payment for the Retirement Benefit shall be a life annuity, guaranteed for ten (10) years commencing the first month after your sixty-fifth (65th) birthday. In lieu of the normal form of payment, you may elect that, upon your death (whether prior to or after commencement of the Retirement Benefit), your surviving spouse shall be paid an annual benefit of up to one hundred percent (100%) of the Retirement Benefit for her life. If you make this election, the amount of the benefit payable to you shall be actuarially reduced in the same manner as any payments to you from AMD's tax-qualified defined benefit retirement plan or, if no such tax-qualified plan is maintained by AMD, such benefit shall be reduced consistent with the group annuity mortality table and interest assumptions specified in the General Agreement on Tariffs and Trade (GATT Agreement) as of the date which is two (2) months prior to the date of election of the alternate form of annuity.

Mr. Hector Ruiz
January 31, 2002
Page 14

               In addition, the Retirement Benefit shall be payable in such other forms and at such other times as may be provided under AMD's tax-qualified defined benefit retirement plan.

               The Retirement Benefit shall be an unfunded and unsecured obligation of AMD and shall be paid out of the general assets of AMD.

               (ii) AMD will pay and provide you with (A) the Accrued Obligations, (B) the Medical Benefits for your life and the life of your surviving spouse, (C) the Other Benefits, (D) the Relocation Benefit, (E) the California Tax Payment pursuant to Section 7(d) to the extent not otherwise received by you in the year in which the Employment Period ends and (F) the Indemnification Benefit; and

               (iii) all of your AMD options that are (A) granted pursuant to this Agreement or (B) that were granted to you either (x) after the Effective Date or (y) prior to the Effective Date with an exercise price equal to or greater than the fair market value of AMD's Common Stock on the Effective Date shall vest.

          (g)  Condition. AMD shall not be required to make the payments and
               ---------
provide the benefits specified in this Section 10 unless you execute and deliver to AMD a termination and general release agreement (substantially in the form attached hereto as Exhibit B).
                   ---------

          (h)  Non-exclusivity of Rights. Nothing in this Agreement shall
               -------------------------
prevent or limit your continuing or future participation in any plan, program, policy or practice provided by AMD or any of its affiliated companies and for which you may qualify, nor, subject to Section 14(g), shall anything herein limit or otherwise affect such rights as you may have under any contract or agreement with AMD or any of its affiliated companies. Amounts which are vested benefits or which you are otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with AMD or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement; provided that you shall not be eligible for cash severance benefits under any other program or policy of AMD.

          (i)  Full Settlement. AMD's obligation to make the payments provided
               ---------------
for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which AMD may have against you or others. In no event shall you be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not you obtain other employment.

          (j)  Excise Taxes. If all or any portion of the amounts payable to you
               ------------
on your behalf under this Agreement or otherwise are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code," or similar state tax and/or

Mr. Hector Ruiz
January 31, 2002
Page 15

assessment), AMD shall pay to you an amount necessary to place you in the same after-tax position as you would have been in had no such excise tax been imposed. The amount payable pursuant to the preceding sentence shall be increased to the extent necessary to pay income and excise taxes due on such amount. The determination of the amount of any such tax indemnity shall be made by the independent accounting firm employed by AMD immediately prior to the Change in Control.

     11. Indemnification Agreement. In the event you are made, or threatened to
         -------------------------
be made, a party to any legal action or proceeding, whether civil or criminal or administrative, by reason of the fact that you are or were a director or officer of AMD or serve or served any other corporation fifty percent (50%) or more owned or controlled by AMD in any capacity at AMD's request, you shall be indemnified by AMD, and AMD shall pay your related expenses when and as incurred, all to the full extent permitted by law. Any termination of your employment or this Agreement shall have no effect on the continuing operation of this Section 11.

     12. No Solicitation. During the term of your employment with AMD and for
         ---------------
one (1) year thereafter, you will not, on behalf of yourself or any third party, solicit or attempt to induce any employee of AMD to terminate his or her employment with AMD.

     13. Mandatory Arbitration. Subject to the provisions of this Section 13,
         ---------------------
any controversy or claim between you and AMD arising out of or relating to or concerning this Agreement or any aspect of your employment with AMD or the termination of that employment will be finally settled by arbitration in San Jose, California by Judicial Arbitration and Mediation Services ("JAMS") under the then existing JAMS rules rather than by litigation in court, trial by jury, administrative proceeding or in any other forum. AMD shall pay all of the fees, if any, and expenses (other than legal fees, except as provided in Section 14) of such arbitration, incurred in connection with the arbitration regardless of the final outcome of such arbitration. The parties will be entitled to reasonable discovery of essential matters of determination by the arbitrator. In the arbitration, the parties will be entitled to all remedies that would have been available if the matter were litigated in a court of law.

14.      Miscellaneous.
         -------------

     (a) Captions and Amendments. The captions of this Agreement are not part of
         -----------------------
the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) Authority to Enter into Agreement. AMD represents that its Chairman of
         ---------------------------------
the Compensation Committee has due authority to execute and deliver this Agreement on behalf of AMD.

     (c) Absence of Conflicts. You represent that upon the Commencement Date
         --------------------
your performance of your duties under this Agreement will not breach any other agreement as to which you are a party.

Mr. Hector Ruiz
January 31, 2002
Page 16


     (d)    Costs. AMD will pay or reimburse (i) all legal fees and expenses
            -----
incurred by you (A) in contesting or disputing any termination of employment by AMD or in seeking to obtain or enforce any right or benefit provided by this Agreement on or after a Change in Control (you shall have no obligation to repay any such legal fees or expenses regardless of the outcome of any contest or dispute), or (B) in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder and (ii) all legal fees and expenses incurred by you in contesting or disputing any termination of employment by AMD prior to a Change in Control or in seeking to obtain or enforce any right or benefit under this Agreement prior to a Change in Control, in each case provided you substantially prevail on your claims.

     (e)    Successors. This Agreement is binding on and may be enforced by AMD
            ----------
and its successors and assigns and is binding on and may be enforced by you and your heirs and legal representatives. Any successor to AMD or substantially all of its business (whether by purchase, merger, consolidation or otherwise) will in advance assume in writing and be bound by all of AMD's obligations under this Agreement. As used in this Agreement, "AMD" shall mean AMD as hereinbefore defined and any successor to its business and/or assets as aforesaid.

     (f)    Notices. All notices and other communications hereunder shall be in
            -------
writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to you:

     at your current primary residential
     address as shown on the records of AMD

     If to AMD:

     Advanced Micro Devices, Inc.
     One AMD Place
     Sunnyvale, California 94088
     Telecopy Number:  (408) 749-2034
     Attention:  Stanley Winvick

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (g) Entire Agreement. This Agreement, including the attached Exhibits,
         ----------------
supercedes the Amended and Restated Employment Agreement, effective as of January 13, 2000, between AMD and you, a copy of which is attached hereto as Exhibit C (the "Supplemental Agreement") and represents the entire agreement between us concerning the subject matter of your employment by AMD; provided that Section 5 of the Supplemental Agreement shall not be superceded or replaced by this Agreement and shall continue to be of full force and effect and governed by the terms of the Supplemental Agreement; and provided further

Mr. Hector Ruiz
January 31, 2002
Page 17

that the term "Cause" used in Section 8(a) of the Supplemental Agreement shall have the meaning ascribed to such term in Section 9(b) hereof.

     (h) Governing Law. This Agreement will be governed by and construed in
         -------------
accordance with the laws of the State of California without reference to conflict of laws provisions.

     (i) Validity and Enforceability. The invalidity or unenforceability of any
         ---------------------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (j) Tax Withholding. AMD may withhold from any amounts payable under this
         ---------------
Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (k) Waiver. Failure by you or AMD to insist upon strict compliance with any
         ------
provision of this Agreement or the failure to assert any right you or AMD may have hereunder, including, without limitation, your right to terminate employment for Good Reason pursuant to Section 8(a) or AMD's right to terminate you for Cause pursuant to Section 8(c), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (l) Sections. Any reference to a Section herein is a reference to a section
         --------
of this Agreement unless otherwise stated.

Mr. Hector Ruiz
January 31, 2002
Page 18

     Hector, we are very pleased to extend this promotion to you and look forward to your continuing employment with AMD. Please indicate your acceptance of the terms of this Agreement by signing in the place indicated below.

Very truly yours,


/s/ Charles M. Blalack
---------------------------------------
Charles M. Blalack, Chairman,
Compensation Committee of
Advanced Micro Devices, Inc.


/s/ W. J. Sanders, III
---------------------------------------
W.J. Sanders, III
Chairman and Chief Executive Officer
Advanced Micro Devices, Inc.

Accepted:

/s/ Hector Ruiz
---------------------------------------      January 31, 2002
Hector Ruiz